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                                                                     Exhibit 4.1

                            FORM OF STOCK CERTIFICATE

                            PRICE LEGACY CORPORATION



              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                             AND NOTICE ON TRANSFER RESTRICTIONS
                                                        CUSIP 74144P 106

THIS CERTIFICATE IS TRANSFERABLE
IN THE CITY OF RIDGEFIELD PARK, NJ OR NEW YORK, NY

This certifies that



is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.0001 PAR VALUE PER SHARE, of

                          PRICE LEGACY CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to all terms, conditions and limitations of the Charter and By-laws of the Corporation and all amendments thereto and supplements thereof. This certificate is not valid until countersigned by the Transfer agent and registered by the Registrar.

           WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
                                              Countersigned and Registered
                                                 MELLON INVESTOR SERVICES LLC
                                                    Transfer Agent and Registrar
                                              BY:

                                                     AUTHORIZED SIGNATURE


                                      SEAL



             SECRETARY                                PRESIDENT



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                                     [BACK]

                            PRICE LEGACY CORPORATION

         The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

         The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own in excess of 5% of the outstanding Capital Shares of the Corporation (by value or by number of shares whichever is more restrictive); (ii) no Person may Constructively Own in excess of 9.8% of the outstanding Capital Shares of the Corporation (by value or by number of shares, whichever is more restrictive); (iii) no Person may Beneficially or Constructively Own Capital Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer Capital Shares if such Transfer would result in the capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Capital Shares which causes or will cause a Person to Beneficially or Constructively Own Capital Shares in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Capital Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation, at the Corporation's principal office.

         Keep this Certificate in a safe place. If it is lost, stolen or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement Certificate.


    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM   -as tenants in common                UNIF GIFT MIN ACT- _________Custodian__________
                                                                  (Cust)             (Minor)
TEN ENT   -as tenants by the entireties                  under Uniform Gifts to Minors

JT TEN    -as joint tenants with right                   Act________________________________
           of survivorship and not as                                   (State)
           tenants in common
                                               UNIF TRF MIN ACT- ________Custodian (until age____)
                                                                  (Cust)

                                                 _____________________under Uniform Transfers
                                                        (Minor)
                                                    to Minors Act         ______________
                                                                             (State)

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    Additional abbreviations may also be used though not in the above list.


 FOR VALUE RECEIVED, ___________________________hereby sell, assign and transfer unto

 PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

       :------------------------:
       :------------------------:

________________________________________________________________________________
                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                     INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ SHARES
OF THE CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSOLIDATE AND APPOINT

_______________________________________________________________________ ATTORNEY
TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.



DATED:
__________________


                   _____________________________________________________________
                   NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s)Guaranteed:
_________________________________________________

By ________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15.